UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On December 6, 2007, Zions Bancorporation (the “Registrant”) priced Floating Rate Senior Notes due December 10, 2009 (the “Notes”). The transaction is scheduled to close on December 11, 2009. The Registrant will issue $295,630,000 aggregate principal amount of the Notes. The Notes are governed by the terms of a Senior Debt Indenture (the “Indenture”) between the Registrant and The Bank of New York Trust Company, as successor to J.P. Morgan Trust Company, National Association, as Trustee, dated as of September 10, 2002. The Registrant will pay interest on the Notes quarterly on March 10, June 10, September 10 and December 10, commencing on March 10, 2008.

The Notes are the Registrant’s senior unsecured debt obligations and will rank equally among themselves and with all of the Registrant’s other present and future senior unsecured indebtedness.

The Notes may be redeemed, in whole, but not in part, on December 10, 2008 or on any interest payment date thereafter by paying the principal amount of the Notes being redeemed plus accrued interest thereon through the redemption date. The Registrant will notify the holder, in writing, of the optional redemption not less than 10 business days before the redemption date.

Under the Indenture, the filing for bankruptcy by the Registrant and the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to the Registrant or any of its major constituent banks (currently Zions First National Bank and California Bank & Trust) are events of default with respect to the Notes. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may accelerate the maturity of all Notes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

4.1	Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Information relating to Item 14 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: December 11, 2007	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Callister Nebeker & McCullough.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Callister Nebeker & McCullough (included in Exhibit 5.2).

99.1	Information relating to Item 14 of the Registration Statement.